Exhibit 31.3

CERTIFICATION

I, Fred Hand, certify that:

1.            I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Tuesday Morning Corporation; and

2.            Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2022	By:	/s/ Fred Hand
Fred Hand
Chief Executive Officer